IBT Bancorp, Inc.	Subject:	Special Meeting of Stockholders

		Contact:	Charles G. Urtin
President and CEO
(724) 863-3100

		Date:	May 14, 2008

(Logo)

FOR IMMEDIATE RELEASE

IBT BANCORP, INC. STOCKHOLDERS

APPROVE MERGER WITH S&T BANCORP, INC.

Irwin, Pennsylvania -- IBT Bancorp, Inc. (AMEX: IRW), the parent holding company of Irwin Bank, Irwin, Pennsylvania, announced that its stockholders approved the Agreement and Plan of Merger, dated December 16, 2007, by and between S&T Bancorp, Inc. and IBT Bancorp, Inc. at a special meeting of stockholders May 13, 2008. The transaction is expected to close in early June 2008. Stockholders also approved an amendment to Section 12 of IBT Bancorp, Inc.’s restated articles of incorporation to delete the pricing provision therefrom.

This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. IBT Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.